Exhibit 99.1

CONFIDENTIAL FINAL RELEASE

ICONIX BRAND GROUP REPORTS RECORD REVENUE AND EARNINGS FOR THE THIRD QUARTER 2014

•	Record Q3 diluted non-GAAP EPS of $0.73, a 23% increase over prior year quarter

•	Record Q3 revenue of $113.8 million, a 6% increase over prior year quarter

•	Raising 2014 diluted non-GAAP EPS guidance to $2.72-$2.77

•	Providing 2015 revenue guidance of $485-$500 million

•	Providing 2015 diluted non GAAP EPS guidance of $2.90-$3.10

NEW YORK, New York—October 28, 2014 – Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”), today announced financial results for the third quarter ended September 30, 2014.

Q3 2014 Results for Iconix Brand Group, Inc.:

Total revenue for the third quarter of 2014 was approximately $113.8 million, a 6% increase as compared to approximately $107.2 million in the third quarter of 2013. On a non-GAAP basis, as described in the tables below, net income attributable to Iconix was $38.3 million, a 16% increase as compared to the prior year quarter of approximately $33.1 million. Non-GAAP diluted EPS for the third quarter of 2014 increased 23% to $0.73 compared to $0.59 in the prior year quarter. GAAP net income attributable to Iconix for the third quarter of 2014 was approximately $33.8 million, a 16% increase as compared to $29.0 million in the prior year quarter, and GAAP diluted EPS for the third quarter of 2014 was $0.58, a 15% increase compared to $0.50 in the prior year quarter. Free cash flow attributable to Iconix for the third quarter was approximately $61.8 million, a 14% increase as compared to the prior year quarter of approximately $54.3 million. EBITDA attributable to Iconix for the third quarter was approximately $65.5 million, as compared to approximately $65.6 million in the prior year quarter.

Nine months ended September 30, 2014:

Total revenue for the nine months ended September 30, 2014 was approximately $348.8 million, a 7% increase as compared to approximately $327.4 million for the prior year period. On a non-GAAP basis, as defined in the tables below, net income attributable to Iconix for the nine month period was approximately $117.2 million, a 5% increase as compared to approximately $112.0 million in the prior year period, and non-GAAP diluted earnings per share was approximately $2.22 for the nine month period, a 20% increase versus $1.85 for the prior year period. GAAP net income attributable to Iconix for the nine month period of 2014 was approximately $128.9 million, a 26% increase as compared to $101.9 million in the prior year period, and GAAP diluted EPS for the nine month period of 2014 increased 33% to $2.21 compared to $1.67 in the prior year period. Free cash flow attributable to Iconix for the nine month period was approximately $179.8 million, an 8% increase over the prior year period of approximately $167.0 million. EBITDA attributable to Iconix for the nine month period was approximately $213.4 million, a 5% increase as compared to approximately $202.8 million in the prior year period.

EBITDA, free cash flow, non-GAAP net income and non-GAAP diluted EPS are all non-GAAP metrics and reconciliation tables for each are attached to this press release.

Neil Cole, Chairman and CEO of Iconix Brand Group, Inc. commented, “Our strong third quarter and year to date results reflect the continued strength of our overall portfolio and the power of our business model. With solid brand performance domestically supported by large direct-to-retail licenses, and double digit growth around the world driven by our global brands and joint ventures, we continue to execute in line with our successful track record. As we look to 2015, we expect to continue to drive positive organic growth, and with our strong balance sheet we plan to deliver additional value as we execute on our acquisition strategy and continue to opportunistically repurchase stock.”

2014 Guidance for Iconix Brand Group, Inc.:

•	Maintaining 2014 revenue guidance of $455-$465 million

•	Raising 2014 non-GAAP diluted EPS guidance to $2.72-$2.77 from $2.60-$2.70

•	Raising 2014 GAAP diluted EPS guidance to $2.61-$2.65 from $2.50-$2.60

•	Maintaining 2014 free cash flow guidance of $215-$222 million

This guidance relates to the Company’s existing portfolio of brands and does not include any additional acquisitions.

2015 Guidance for Iconix Brand Group, Inc.:

The Company is initiating the following guidance for 2015

•	2015 revenue guidance of $485-$500 million

•	2015 non-GAAP diluted EPS guidance of $2.90-$3.10

•	2015 GAAP diluted EPS guidance of $2.82-$3.00

•	2015 free cash flow guidance of $220-230 million

This guidance relates to the Company’s existing portfolio of brands and does not include any additional acquisitions.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Iconix Brand Group, Inc.

About Iconix Brand Group, Inc. Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), ED HARDY (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), and MARC ECKO (R). In addition, Iconix owns interests in the ARTFUL DODGER (R), MATERIAL GIRL (R), PEANUTS (R), TRUTH OR DARE (R), BILLIONAIRE BOYS CLUB (R), ICE CREAM (R), MODERN AMUSEMENT (R), BUFFALO (R) and NICK GRAHAM (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company’s acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company’s licensees’ dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company’s SEC filings. The words “believe”, “anticipate”, “estimate”, “expect”, “confident”, “continue”, “will”, “project”, “provide”, “guidance” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# #

Contact Information:

Jaime Sheinheit

Investor Relations

Iconix Brand Group

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Licensing and other revenue	$113,750	$107,175	$348,831	$327,362
Selling, general and administrative expenses	50,190	45,705	142,685	128,142

Operating income	63,560	61,470	206,146	199,220
Interest and other expenses, net	20,525	20,614	23,952	47,583
Equity earnings on joint ventures	(4,084)	(3,388)	(12,881)	(7,588)

Other expenses – net	16,441	17,226	11,071	39,995

Income before income taxes	47,119	44,244	195,075	159,225
Provision for income taxes	9,907	13,740	56,239	47,432

Net income	$37,212	$30,504	$138,836	$111,793

Less: Net income attributable to non-controlling interest	3,433	1,507	9,970	9,891

Net income attributable to Iconix Brand Group, Inc.	$33,779	$28,997	$128,866	$101,902

Earnings per share:
Basic	$0.70	$0.54	$2.65	$1.76

Diluted	$0.58	$0.50	$2.21	$1.67

Weighted average number of common shares outstanding:
Basic	47,991	53,325	48,682	57,966

Diluted	58,457	57,805	58,306	61,150

Selected Balance Sheet Items:

(in thousands)

	(Unaudited) 9/30/2014	12/31/2013
Total Assets	$2,848,233	$2,864,158
Total Liabilities	$1,798,750	$1,762,216
Total Stockholders’ Equity and Mezzanine Equity	$1,049,483	$1,101,942

The following tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP and include reconciliations related to ASC Topic 470 as it relates to accounting for convertible debt, incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges, and non-cash gains related to the re-measurement of investments.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests.

(in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
Net income reconciliation	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Non-GAAP net income (1)	$38,270	$33,089	$117,191	$111,959

GAAP net income	$33,779	$28,997	$128,866	$101,902
Adjustments:
Non-cash interest related to ASC Topic 470	6,910	6,393	19,932	15,713
Non-cash gain related to investment in Iconix Latin America	—	—	(37,893)	—
Taxes related to above item	(2,419)	(2,301)	6,286	(5,656)

Net	4,491	4,092	(11,675)	10,057

Non-GAAP net income	$38,270	$33,089	$117,191	$111,959

Non-GAAP weighted average diluted shares reconciliation

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014 (3)	Sept. 30, 2013
Non-GAAP weighted average diluted shares	52,704	56,153	52,895	60,599

GAAP weighted average diluted shares	58,457	57,805	58,306	61,150
Less: additional incremental dilutive shares covered by hedges for: (2)
2.50% Convertible Notes	(2,485)	(728)	(2,338)	(243)
1.50% Convertible Notes	(3,268)	(924)	(3,073)	(308)

Subtotal	(5,753)	(1,652)	(5,411)	(551)

Non-GAAP weighted average diluted shares	52,704	56,153	52,895	60,599

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
Diluted EPS reconciliation	Sept 30, 2014	Sept 30, 2013	Sept 30, 2014 (3)	Sept 30, 2013
Non-GAAP diluted EPS (1)	$0.73	$0.59	$2.22	$1.85

GAAP diluted EPS	$0.58	$0.50	$2.21	$1.67
Adjustments for non-cash interest related to ASC 470, net of tax	$0.15	$0.09	$0.43	$0.18
Non-cash gain related to investment in Iconix Latin America, net of tax	—	—	($0.42)	—

Non-GAAP diluted EPS	$0.73	$0.59	$2.22	$1.85

Forecasted Diluted EPS	Year Ending Dec. 31, 2014		Year Ending Dec. 31, 2015
	High	Low	High	Low
Forecasted Non-GAAP diluted EPS (1)	$2.77	$2.72	$3.10	$2.90

Forecasted GAAP diluted EPS	$2.65	$2.61	$3.00	$2.82
Non-cash gain related to re-measurement of investment, net of tax	($0.43)	($0.43)	($0.52)	($0.52)
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.55	$0.54	$0.62	$0.60

Forecasted Non-GAAP Diluted EPS	$2.77	$2.72	$3.10	$2.90

(1)	Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470 and non-cash non-recurring gains and charges, net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition because they are representative of only actual cash results.
(2)	Based on the average closing stock price for the three month and nine month periods ended September 30, 2014 there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing a portion of these shares as they are covered by our convertible notes hedges.
(3)	Non-GAAP diluted shares for the nine month period ended September 30, 2014 includes a correction to the first quarter 2014 non-GAAP diluted share count by 1.2 million fewer shares related to the anti-dilutive impact of the Company’s convertible notes hedges.

EBITDA Reconciliation from Net Income

(in thousands)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
EBITDA (4)	$65,497	$65,564	$213,424	$202,813

Reconciliation of EBITDA:
Net Income	33,779	28,997	128,866	101,902
Add: Income taxes	9,907	13,740	56,239	47,432
Add: Net interest expense and non-cash gain related to investment in Iconix Latin America	20,410	20,489	23,604	46,825
Add: Depreciation and amortization of certain intangibles	1,401	2,338	4,715	6,654

EBITDA	$65,497	$65,564	$213,424	$202,813

EBITDA Reconciliation from Cash Flow from Operations	(Unaudited) Nine months ended
	Sept. 30, 2014	Sept. 30, 2013
EBITDA (4)	$213,424	$202,813

Reconciliation of EBITDA:
Net cash provided by operating activities	124,446	160,218
Add / (Less):
Cash interest expense, net	35,807	26,980
Cash taxes	24,027	32,186
Other	5,516	6,756
Net income attributable to non-controlling interest	(9,970)	(9,891)
Stock compensation expense	(14,726)	(12,528)
Provision for doubtful accounts	(5,522)	(4,724)
Net change in balance sheet items	53,846	3,816

EBITDA	$213,424	$202,813

(4)	EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non-operating gains and losses, depreciation and amortization expenses. The Company believes EBITDA and EBITDA margin provide additional information for determining its ability to meet future debt service requirements, investing and capital expenditures, and is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition. EBITDA margin represents EBITDA divided by licensing and other revenue.

Free Cash Flow Reconciliation from Net Income

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
(in thousands)	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Free Cash Flow (5)	$61,784	$54,312	$179,781	$166,982

Reconciliation of Free Cash Flow:
Net Income	33,779	28,997	128,866	101,902
Add/(Less):
Depreciation and amortization of intangibles	1,401	2,338	4,715	6,654
Amortization of convertible note	7,613	7,168	22,041	17,705
Amortization of finance fees	1,286	1,171	3,997	2,898
Non-cash compensation expense	6,379	4,597	14,552	12,528
Provision for doubtful accounts	3,577	2,618	5,522	4,724
Non-cash income taxes	7,834	7,817	38,682	21,183
Non-cash gain related to investment in Iconix Latin America	—	—	(37,893)	—
Other	150	—	385	450

Subtotal	28,240	25,709	52,001	66,142
Less: Capital expenditures	(235)	(394)	(1,086)	(1,062)

Free Cash Flow	$61,784	$54,312	$179,781	$166,982

	(Unaudited) Nine months ended
Free Cash Flow Reconciliation from Cash Flow from Operations	Sept. 30, 2014	Sept. 30, 2013
Free Cash Flow (5)	$179,781	$166,982

Reconciliation of Free Cash Flow:
Net cash provided by operating activities	124,446	160,218
Add / (Less):
Non-cash deferred tax items	6,469	5,937
Net income attributable to non-controlling interest	(9,970)	(9,891)
Gain on sale of securities	125	5,395
Capital expenditures	(1,086)	(1,046)
Other	5,951	2,553
Net change in balance sheet items	53,846	3,816

Free Cash Flow	$179,781	$166,982

	Year Ending Dec. 31, 2014		Year Ending Dec. 31, 2015
Forecasted Free Cash Flow	High	Low	High	Low
Free Cash Flow	$220,000	$215,000	$230,000	$220,000

Reconciliation of Free Cash Flow:
Net income	154,000	148,000	166,000	156,000
Add:
Depreciation and amortization of intangibles	5,000	5,000	5,800	5,800
Amortization of convertible note	29,500	29,500	31,500	31,500
Amortization of finance fees	5,000	5,000	4,700	4,700
Non-cash compensation expense	18,500	18,500	20,000	16,000
Bad debt expense	4,000	3,500	2,000	4,000
Non-cash income taxes	45,000	45,000	46,000	47,000
Non-cash non-recurring gain	(38,000)	(38,000)	(44,000)	(44,000)
Other	1,000	1,000	—	—

subtotal	68,000	67,000	67,000	66,000
Less: Capital expenditures	(2,000)	(2,000)	(2,000)	(1,000)

Free Cash Flow	$222,000	$215,000	$230,000	$220,000

(5)	Free Cash Flow, a non-GAAP financial measure, represents net income before depreciation, amortization, non-cash compensation expense, bad debt expense, net equity earnings from certain joint ventures, non-cash income taxes, non-cash interest related to convertible debt, non-cash non-recurring gains and charges, less capital expenditures. Free Cash Flow excludes any changes in Balance Sheet items, mandatory debt service requirements and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition.